Exhibit 99.1

Information Relating to Part II.

Item 14. Other Expenses of Issuance and Distribution

The expenses in connection with the offer and sale of shares of common stock of Ruth’s Hospitality Group, Inc., registered pursuant to the Registration Statement on Form S-3 (Registration No. 333-238138) filed on May 8, 2020, are set forth in the following table. All amounts are estimated except the Securities and Exchange Commission registration fee.

Amount to be paid
Securities and Exchange Commission registration fee	$6,493
Printing expenses	30,000
Accounting fees and expenses	100,000
Legal fees and expenses	350,000
Miscellaneous fees and expenses	13,507

Total	$500,000